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EXHIBIT 10.1


                        INDEPENDENT CONSULTING AGREEMENT

         This Independent Consulting Agreement ("Agreement"), effective as of this 11th day of September, 2006 ("Effective Date") is entered into by and between VOYAGER ONE, INC. an Illinois corporation (herein referred to as the "Company") and SUMMIT FINANCIAL PARTNERS, LLC., an Indiana Limited Liability Company (herein referred to as the "Consultant").

                                    RECITALS

         WHEREAS, the Company is a public corporation trading on the OTCBB and;

         WHEREAS the Company desires to engage the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TERM OF CONSULTANCY. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and terminating on December 11, 2007.

2. DUTIES OF CONSULTANT. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1, above.

         (a) Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

         (b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and financial public relations professionals;

         (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

         (d) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;


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         (e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

         (f) Upon and with the Company's direction and written approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

         (g) Upon and with the Company's direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

         (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

         (i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

3. ALLOCATION OF TIME AND ENERGIES. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that neither the price of the Company's common stock, nor the trading volume of the Company's common stock hereunder measure Consultant's performance of its duties. It is also understood that the Company is entering into this Agreement with Consultant, a corporation and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

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4. REMUNERATION.

         4.1 (a) For undertaking this engagement, for previous services rendered, and for other good and valuable consideration, the Company agrees to sell to Consultant 1,736,111 (One Million Seven Hundred Thirty Six Thousand One Hundred Eleven) restricted shares of the Company's Common Stock ("Common Stock") at $0.072 per share for a total purchase price of $125,000 (One Hundred Twenty Five Thousand Dollars). The purchase price shall be payable by wire transfer of immediately available funds on or before September 25, 2006. In addition, the Company shall issue, or have issued, to the Consultant 2,763,889 (Two Million Seven Hundred Sixty Three Thousand Eight Hundred Eighty Nine) shares of Common Stock (all shares, collectively, the "Shares"). The Shares are to be issued to Consultant's principals in the following manner: - Anthony D. Altavilla 3,150,000 shares, Alan C. Shoaf 900,000 shares and Stephen T. Slavin 450,000 shares. The aforementioned principals shall be included in the aforementioned definition of Consultant. These Shares shall be fully paid and non-assessable and stock certificates representing these Shares shall be delivered by overnight courier upon receipt of the wire transfer of $125,000.

                  (b) Consultant agrees that the Company may, in its sole discretion, cause one or more shareholders of the Company to deliver any of or all of the Shares to be issued and delivered to Consultant hereunder.

         4.2 The Shares referenced in Section 4.1 constitute payment for Consultant's agreement to consult to the Company for the twelve month period set forth in Section 1 and for services to be rendered hereunder and no further amounts are due by the Company for services to be rendered by Consultant hereunder. Consultant agrees and understands that if during the term of this Agreement, Consultant performs substantial services for any direct competitor of the Company, the Shares issued to Consultant hereunder will be forfeited.

         4.3 Company and Consultant acknowledge and agree that for purposes of the Company's internal accounting practices, the Company may desire to allocate all or a portion of the Shares referenced in Section 4.1 to any number of the services provided by the Consultant to the Company under this Agreement consistent with the United States generally accepted accounting practices. Accordingly, Consultant agrees to cooperate with the Company, and will provide to the Company reasonable support and documentation in connection with any such allocation process.

         4.4 Company warrants that the Shares issued to Consultant under this Agreement by the Company shall be or have been validly issued, fully paid and non-assessable and that the Company's board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.


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         4.5 Consultant acknowledges that the Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act. The Company will provide Consultants with Rule 144 opinions per the request of Consultants and only after the one year hold period has expired.

         4.6 In connection with the acquisition of the Shares, each Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

         (a) Each of them has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information that each of them has requested.

         (b) Each of their investment in restricted securities is reasonable in relation to its/his net worth, which is in excess of ten (10) times the Consultant's cost basis in the Shares. Each of them has had experience in investments in restricted and publicly traded securities, and each of them has had experience in investments in speculative securities and other investments that involve the risk of loss of investment. Each of them acknowledges that an investment in the Shares is speculative and involves the risk of loss. Each of them has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and each of them can afford the risk of loss of his entire investment in the Shares. Each of them is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act.

         (c) Each of them is acquiring the Shares for its/his own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5. FINDERS FEE. Consultant has agreed to Introduce the Company to third parties described herein, for the purpose of evaluating a potential transaction involving either an equity or debt financing (a "Financing") transaction . The Company agrees, for itself, and on behalf of its directors, officers, employees, agents, advisors, affiliates or their respective representatives, to compensate Consultant in the event that the Company consummates a Financing Transaction with a third party described herein within three years from the date of introduction as indicated below;



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5.1 TERMS OF COMPENSATION.

     a.   FEE.

          i. It is understood that in the event Consultant directly Introduces Company to a person or entity, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of a Financing with a person or entity, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 7% of total gross funding provided by such lender or equity purchaser, such fee to be payable in cash.

          ii. It is understood that in the event Consultant Introduces Company to an intermediary or broker dealer, not already having a preexisting relationship with Company, with whom Company, or its nominees, ultimately finances or causes the completion of a Financing with a person or entity, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 3% of total gross funding provided by such intermediary or broker dealer, such fee to be payable in cash. This will be in addition to any fees payable by Company to said intermediary or broker dealer, if any, which shall be per separate agreements negotiated between Company and such other intermediary or broker dealer.

          iii. Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition/merger is closed, such compensation to be transferred by Company to Consultant within five (5) business days of the closing of a financing transaction.

          iv. Consultant agrees that the fees described in subparagraphs 5.1a( i)-(ii) are non-cumulative.

     b. INTRODUCTION. For the purposes of this Agreement, a person described in subparagraphs 5.1(a)(i)-(ii) herein shall be considered to have been "Introduced" to the Company through Consultant if the person was Introduced to the Company or its officer or directors directly by Consultant or his agents. Consultant will notify Company, in writing, of the name and address of the introduced party that it makes for potential sources of financing within 3 days of introduction via confirmed delivery of a facsimile memo or email, the receipt of which shall be confirmed by the Company by return of said facsimile written memo or email. The Company shall confirm receipt of Consultant's written memo or email as soon as practicable after receipt. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately within five (5) business days of the Company's confirmed receipt of Consultant's notification of such introduced party via facsimile memo or email. Consultant shall confirm receipt of any and all exclusions as soon as practicable after receipt.


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     c.   Status. IT IS SPECIFICALLY UNDERSTOOD THAT CONSULTANT IS NOT AND DOES
          NOT HOLD ITSELF OUT BE A BROKER/DEALER, BUT IS MERELY A "FINDER" IN REFERENCE TO THE COMPANY PROCURING FINANCING SOURCES. IN THE EVENT THE CONSULTANT IS DEEMED TO BE A BROKER/DEALER INCONSISTENT WITH THE REPRESENTATION HEREIN, THEN THE INDEMNIFICATION PROVISIONS OF PARAGRAPH 8 SHALL APPLY TO ANY FINES, SUSPENSIONS, DE-LISTINGS OR OTHER CONSEQUENCES INCURRED BY THE COMPANY AS A RESULT OF THE SERVICES PROVIDED OR CONTRACTED FOR IN THIS AGREEMENT. THE CONSULTANT WILL ONLY BE INTRODUCING THE COMPANY TO SUCH POTENTIAL ENTITIES AND WILL NOT BE RESPONSIBLE FOR THE STRUCTURING OF ANY TRANSACTION. Any obligation to pay a "Finder's Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company. The Company agrees that no reference to the Consultant will be made in any press release or advertisement of any transaction without the express approval, in writing, of such release by Consultant.

6. NON-EXCLUSIVE AGREEMENT. Notwithstanding the foregoing or anything to the contrary stated herein, the Company and Consultant agree that this Agreement shall be exclusive only to the Investors and otherwise shall not prohibit the Company from entering into any other stock purchase or any other agreement with parties other than the Investors, nor shall this Agreement prohibit the Company from entering into any investment banking relationship, merger agreement, or underwriting agreement with any other party. If the Company completes a Transaction with a person described in subparagraphs 5.1(a)(i)-(ii) herein Introduced to the Company through Consultant during the term of this Agreement and with whom the Company did not have a pre-existing relationship at the time of the Introduction, the Company shall pay Consultant concurrently with the closing of such Transaction the cash due pursuant to Section 5.

7. INDEMNIFICATION OF CONSULTANT. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. The Company shall indemnify and hold harmless Consultant and its officers, directors, agents and employees from any loss, damage or liability resulting from Company's violation of the terms of this Agreement or any agreement between the Company and any of the Investors regarding the Investment.


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8. INDEMNIFICATION OF COMPANY. Consultant agrees to indemnify, defend and hold harmless Company and its officers, directors, agents and employees from any loss, damage or liability resulting from Consultant's violation of the terms of this Agreement, Consultant's violation of any agreement between the Company and any of the Investors regarding the Investment, or Consultant's negligence, recklessness, bad faith or intentional misconduct including violations of any securities act or regulations, bodily injury or property damage claims relating to the engagement of Consultant herein.

9. CONFIDENTIALITY. To the extent that, in connection with this engagement, we come into possession of any proprietary or confidential information of the Company, we will not disclose such information to any third party without the Company's consent, except (a) as may be required by law, regulation, judicial or administrative process, or in accordance with applicable professional standards, or in connection with litigation pertaining hereto, or (b) to the extent such information (i) shall have otherwise become publicly available (including, without limitation, any information filed with any governmental agency and available to the public) other than as the result of a disclosure by Consultants in breach hereof, (ii) is disclosed by the Company to a third party without substantially the same restrictions as set forth herein, (iii) becomes available to us on a non-confidential basis from a source other than the Company which we believe is not prohibited from disclosing such information to us by obligation to the Company, (iv) is known by us prior to its receipt from the Company without any obligation of confidentiality with respect thereto, or (v) is developed by us independently of any disclosures made by the Company to Consultants of such information.

10. INDEPENDENT CONTRACTOR. In providing services to the Company under this Agreement, Consultant shall be an independent contractor, and no party to this Agreement shall make any representations or statements indicating or suggesting that the joint venture, partnership, or other such relationship exist between Consultant and the Company. Consultant shall not be entitled to make any comments or create any obligations on behalf of the Company without the Company's prior written consent.

11. AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

12. HEADINGS. This section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13. ASSIGNMENT. This Agreement nor any right created by it may be assigned by Consultant without the prior written consent of the Company.

14. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

15. SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.


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16. ASSIGNABILITY. Company shall assure that in the event of any merger, acquisition, or similar change of form of entity that its successor entity shall agree to complete all obligations, if any, to Consultant. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

17. EXPENSES. Consultant agrees to pay for all its expenses (phone, travel, mailing, faxing, labor, etc.), not including extraordinary items (luncheons or dinners to large groups of investment professionals, investor conference calls, print advertisements in publications, etc.) approved by the Company in writing prior to its incurring an obligation for reimbursement. The Company agrees and understands that Consultant will not be responsible for preparing or mailing due diligence and/or investor packages on the Company, and that the Company will have some means to prepare and mail out investor packages at the Company's expense.

18. REPRESENTATIONS. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

19. LEGAL REPRESENTATION. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

20. STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.



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21. ATTORNEY'S FEE. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

22. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

23. NOTICES. All notices, requests, and other communications hereunder, unless otherwise indicated herein, shall be deemed to be duly given if in writing and by U.S. mail certified, return receipt requested, postage prepaid or delivered by overnight courier addressed to the other party at the address as set forth herein below:

VOYAGER ONE, INC.                            SUMMIT FINANCIAL PARTNERS, LLC:
Sebastian C. DuFort, President               Anthony D. Altavilla, President
16 East Hinsdale Avenue                      14300 Clay Terrace Blvd., Suite 269
Hinsdale, IL 60521                           Carmel, IN. 46032

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

24. CHOICE OF LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Indiana.

25. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in Indianapolis, IN in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

26. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                           SIGNATURES APPEAR ON FOLLOWING PAGE


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


AGREED TO:

COMPANY: VOYAGER ONE, INC.



By: /s/ Sebastian C. DuFort
    ------------------------------------------------
Name:    Sebastian C. DuFort
Title: President, and its Duly Authorized Agent



CONSULTANT: SUMMIT FINANCIAL PARTNERS, LLC.


By: /s/ Anthony D. Altavilla
    ------------------------------------------------
Name:    Anthony D. Altavilla
Title:   President and its Duly Authorized Agent



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